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                                                                  EXHIBIT 10.B.2

                              HARTMARX CORPORATION

                             1985 STOCK OPTION PLAN
                        AS ADOPTED AT THE APRIL 9, 1985
                         ANNUAL MEETING OF STOCKHOLDERS
                      AND AMENDED EFFECTIVE APRIL 7, 1987

1. PURPOSE OF THE PLAN

  The purpose of this 1985 Stock Option Plan (the "Plan") is to promote the interest of Hartmarx Corporation, a Delaware Corporation ("the Company"), and its stockholders by providing key employees of the Company and its subsidiaries with opportunities to acquire a proprietary interest in the Company and thereby develop a stronger incentive to put forth maximum effort for the success and growth of the Company and its subsidiaries. In addition, the opportunity to acquire a proprietary interest in the Company will aid in attracting and retaining key personnel of outstanding ability.

2. ADMINISTRATION

  The Plan shall be administered by a Compensation and Stock Option Committee (herein called the "Committee") of not less than three Directors of the Company who shall be appointed, from time to time, by the Board of Directors of the Company. No person who shall have been or is a member of the Committee shall be eligible to receive an option, right or award under the Plan. The Committee is authorized to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the form and content of options, rights or awards to be issued under the Plan, to permit or require the acceleration of the exercise of such options and rights and the acceleration of full ownership rights of shares under such awards, and to make all other determinations necessary or advisable for the administration of the Plan but only to the extent not contrary to the express provisions of the Plan.

3. SHARE~ SUBJECT TO THE PLAN

  The aggregate number of shares of Common Stock of the Company subject to options, Stock Appreciation Rights ("SARs") or Restricted Stock Awards ("Awards") which may be granted under the Plan shall not exceed 500,000 shares, provided, however, that no more than 100,000 of such shares shall be granted as Awards. Options granted under this Plan will be either Incentive Stock Options ("ISOs") or Non-Qualified Stock Options ("NQSOs"). If any option granted under this Plan lapses or terminates for any reason before being completely exercised or if any Award is forfeited by a grantee prior to the lapse of restrictions as to full ownership rights, the shares covered by the unexercised portion of such option or the forfeited portion of such Award may again be made subject to options or Awards granted under the Plan, but this does not apply to any shares for which a cash payment is made pursuant to Section 8 below. Shares issued upon exercise of options or pertaining to Awards granted under the Plan may be shares of authorized but previously unissued shares or shares held by the Company as treasury shares. Shares of Common Stock of the Company, of the par value of $2.50 per share, shall be delivered unless Section 13 shall be applicable.

4. ELIGIBLE EMPLOYEES

  Options and Awards may be granted under the Plan to any key employee of the Company or any subsidiary thereof, including any such employee who is also an officer or director of the Company or a subsidiary. No option or Award may be granted under the Plan to any person who is or has been a member of the Committee.

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5. GRANTING OF OPTIONS

  Subject to the terms and conditions of the Plan, the Committee may, from time to time and as of any date or dates prior to April 9, 1995 as shall be specified by the Committee, grant to such eligible employees as the Committee may determine, options to purchase such number of shares of Common Stock of the Company on such terms and conditions as the Committee may determine, including the granting of an option with an SAR pursuant to Section 8 below. More than one option may b~ granted to the same employee. Except as otherwise permitted by the Internal Revenue Code of 1954, as amended (the "Code"), no individual shall receive ISO grants from the Company to purchase shares of the Company's Common Stock to the extent that the aggregate fair market value of such shares, when added to the aggregate fair market value of shares of stock which may be purchased pursuant to other ISO grants received by such individual under all stock option plans of the Company and its subsidiaries which first become exercisable in the same calendar year as such ISO grants first become exercisable, exceeds $100,000 (as determined at the date or dates of grant).

6. OPTION PRICE

  The purchase price of each share of Common Stock subject to an option shall be fixed by the Committee, but shall not be less than 100% of the fair market value of the share at the time the option is granted and shall not be less than the par value thereof, provided, that the purchase price for each such share subject to an ISO granted to an employee who owns stock possessing 10 percent or more of the combined voting power of all classes of stock of the Company (or of its parent or subsidiaries) shall be 110 percent of such fair market value. Unless otherwise determined by the Committee, the fair market value of a share shall be the mean between the high and low prices for the Company's Common Stock on the New York Stock Exchange--Composite Transactions, or other principal market quotation, on the date the option is granted or, if no sale has been made on such exchange on such day, on the last preceding day on which any sale shall have been made.

7. OPTION PERIOD

  Each option granted under the Plan shall expire and all rights to purchase shares thereunder or exercise an SAR as set forth in Section 8 below shall cease ten years after the date the option is granted or on such date prior thereto as the Committee shall specify at the time of grant. No option shall permit the purchase of any shares thereunder or the exercise of an SAR as set forth in Section 8 below during the first year after the date the option is granted except in cases of retirement or involuntary termination of employment such as death, disability or termination at the option of the Company (or its subsidiaries), or otherwise with the consent of the Committee. No ISO granted to an employee who owns stock possessing 10 percent or more of the combined voting power of all classes of stock of the Company (or of its parent or subsidiaries) shall be exercisable more than five years after the date of such grant.

  Unless otherwise specified by the Committee at the time of grant, the optionee shall have the right to elect to exercise the option as to all or any portion of the shares granted in any option under this Plan at any time during the period which begins one year after any individual grant and ends five years following the date of grant in the case of ISOs granted to employees who own 10 percent or more of the voting power of the Company (or of its parent or subsidiaries) or ten years following such date in the case of all other employees, and this optionee right shall also apply to the exercise of any SARs which may apply to some or all of such exercisable shares.

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  The rights to exercise ISOs shall be governed by applicable provisions of
Section 422A of the Code and the regulations and rulings promulgated thereunder with respect to sequential exercise of options granted hereunder (or under predecessor plans) and other matters not governed by rules set forth herein or by the Committee.

8. ALTERNATE RIGHTS

  At the Committee's discretion, individual option grants may, when made, include the grant of an SAR which permits the optionee to either: (a) exercise his or her option with respect to a specified portion of the exercisable shares and receive a cash payment equal to the gain in market price from the date of grant to the date of exercise with respect to the remaining portion of the exercisable shares; or (b) elect to receive a combination of shares of stock and a cash payment at the time of exercise with the sum of the then market value of such shares and the cash payment for any given option grant being equal to the gain in market price from the date of grant to the date of exercise. With respect to alternative (b) above, the Committee shall never grant an SAR which permits more than one-half of the gain in market price from the time of grant to the time of exercise to be paid in the form of a cash payment for any individual optionee with respect to any single grant. In lieu of exercising such SAR, an optionee to whom such SAR is extended by the Committee may elect to purchase all, or any portion of, such shares at the date of exercise.

9. TRANSFERABILITY AND TERMINATION TO OPTIONS AND SARS

  Unless rules of the Committee otherwise provide, during the lifetime of an individual to whom an option or SAR is granted, only such individual may exercise the option or SAR, and only while such individual is an employee of the Company or of a parent or subsidiary thereof, and only if he or she has been continuously so employed since the date the option or SAR was granted. (An option or SAR may be exercised following the optionee's death or termination of employment subject to rules established from time to time by the Committee.) In no event shall any option be exercisable at any time after its expiration date. When an option or SAR is no longer exercisable, it shall be deemed to have lapsed or terminated.

10. EXERCISE OF OPTIONS

  A person entitled to exercise an option may, subject to its terms and conditions and the terms and conditions of the Plan, exercise it by delivery to the Company at its principal office in Chicago, Illinois, of written notice of exercise, specifying the number of shares with respect to which the option is being exercised, accompanied by payment in full of the purchase price of any shares to be purchased at the time. Such payment may be in the form of cash or shares of Common Stock of the Company having an equivalent cash value at the time of exercise, or a combination of cash and such shares. No shares shall be issued unless their issuance complies with all applicable Federal and State laws and unless required payment therefor has been made. The granting of an option or SAR to an individual shall give such individual no rights as a stockholder except as to shares actually issued.

11. RESTRICTED STOCK AWARDS

The Committee may, from time to time and as of any date prior to April 9, 1995, grant Restricted Stock Awards to eligible employees hereunder. In the Committee's discretion, an Award may also entitle the grantee to receive dividends, if any, on the shares subject to the Award. Each Award shall be for a specified number of shares of the Company's Common Stock as to which the grantee will obtain full ownership rights upon the satisfaction of such conditions or the lapse of such restrictions as the Committee shall specify in writing at the time the Award is granted. The Award may also require that the grantee include the fair market value of the Award in his or her gross income for Federal Income Tax purposes in the year in which the Award is granted. No Award shall convey unrestricted

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ownership rights of any shares to a grantee before the first anniversary of the date the Award is granted, except in the case of the grantee's death, disability or retirement (or otherwise with the consent of the Committee).

  All rights of a grantee to shares and undistributed dividends covered by a Restricted Stock Award shall be forfeited (unless the Committee shall determine that such forfeiture should not occur) if the conditions or restrictions specified in the Award are not fully satisfied or have not fully lapsed prior to the grantee's termination of employment for reasons other than death, disability or retirement. An Award may not be transferred by a grantee, except by will or applicable laws of descent.

12. TERMINATION OF EMPLOYMENT

  Neither the transfer of employment of an individual to whom an option or Award is granted between any combination of the Company, a parent and a subsidiary thereof, nor a leave of absence granted to such individual and approved by the Committee, shall be deemed a termination of employment for purposes of the Plan.

13. CHANGE IN CAPITALIZATION AND SIMILAR CHANGES

  In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, combination, exchange of shares or other similar corporate change, the aggregate number and class of shares as to which options, rights or Awards may be granted under the Plan and the terms of any outstanding options, rights or Awards shall be equitably adjusted by the Committee; provided, however, that in no event shall the option price for a share of stock be adjusted below the par value of such share nor shall any fraction of a share of stock be issued.

14. WRITTEN AGREEMENTS

  All options and Awards granted under the Plan shall be evidenced by written agreements in such form or forms as the Committee may from time to time determine.

15. AMENDMENT AND DISCONTINUANCE OF PLAN

  The Board may at any time amend, suspend or discontinue the Plan, provided, however, that no amendment by the Board shall, without further approval of the stockholders of the Company (except as provided in Section 13 hereof) increase the total number of shares of Common Stock of the Company which may be made subject to options, rights or Awards granted under the Plan, change the minimum purchase price or the terms of any SAR pursuant to Section 8 above, increase the maximum period during which options may be exercised, extend the term of the Plan beyond the date which is ten years after approval of this Plan by the stockholders, or permit the granting of options, rights or Awards to employees who have ever been or are then members of the Committee. No amendment of the Plan shall, without the consent of the holder of the option, right or Award alter or impair any option, right or Award previously granted under the Plan.

16. EFFECTIVE DATE AND SHAREHOLDER APPROVAL OF PLAN

  The Plan shall become effective on April 9, 1985, subject to approval and ratification of the Plan, at an annual meeting of the stockholders of the Company to be held on April 9, 1985, by the affirmative vote of the holders of a majority of the shares of Common Stock of the Company voting at the meeting.

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